UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 22, 2015

SYNERGY STRIPS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55098	99-0379440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

865 Spring Street Westbrook, Maine	04092
(Address of principal executive offices)	(Zip Code)

(615) 939-9004

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (Amendment No. 2) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Synergy Strips Corp. (the “Company”) on January 27, 2015, as amended by Form 8-K/A filed on February 9, 2015 (the “Original 8-K”) announcing the completion on January 22, 2015 of the acquisition (the “Acquisition”) of substantially all of the assets of Factor Nutrition Labs, LLC (the “Focus Factor Business”), a limited liability company formed under the laws of Delaware.

In the Original 8-K, the Company indicated that it would file the historical and pro forma financial information required under Item 9.01 with respect to the Acquisition within 71 days of the due date of the Original 8-K, as permitted by the SEC rules. The Company is now filing this Amendment No. 2 to include the required financial statements and pro forma financial information as a result of the completion of the Acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

The audited historical financial statements of Factor Nutrition Labs, LLC for the years ended December 31, 2014 and 2013 are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial statements of the Company giving effect to the Acquisition, are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No	Description

99.1	The audited historical financial statements of Factor Nutrition Labs, LLC for the years ended December 31, 2014 and 2013

99.2	The unaudited pro forma combined financial statements of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY STRIPS CORP.

Dated: March 30, 2015	By:	/s/ Jack Ross

	Name:	Jack Ross
	Title:	Chief Executive Officer